                                                                     EXHIBIT 4.1

                               VOTING AGREEMENT


     This VOTING AGREEMENT ("Agreement") is made as of this 26th day of December
                             ---------
1996, among SEAGATE SOFTWARE, INC., a Delaware corporation ("Seagate Software"),
                                                             ----------------
SEAGATE SOFTWARE INFORMATION MANAGEMENT GROUP, INC., a British Columbia corporation ("Seagate Canada") and SEAGATE TECHNOLOGY INTERNATIONAL HOLDINGS, a
              --------------
Cayman Islands corporation ("Seagate Cayman Holdings"), with reference to the
                             -----------------------
following:


                                    RECITALS

     A. Pursuant to an Exchange Agreement dated as of December __, 1996, Seagate Canada and Seagate Cayman Holdings agreed to reorganize the capital of Seagate Canada as set forth therein (the "Exchange"), and in connection
                                          --------
therewith, Seagate Cayman Holdings and Seagate Canada required Seagate Software, Seagate Canada and Seagate Cayman Holdings to enter into a Voting Agreement on the terms and conditions set forth herein.

     B. Following the consummation of the transactions contemplated by the Exchange, Seagate Canada issued to Seagate Software 10,000 Common Shares of Seagate Canada (the "Seagate Canada Common Shares"), constituting all of the
                     ----------------------------
issued and outstanding Seagate Canada Common Shares, and Seagate Canada issued to Seagate Cayman Holdings 7,200,000 Class B Exchangeable Shares of Seagate Canada (the "Seagate Canada Exchangeable Shares"), constituting all of the
             ----------------------------------
issued and outstanding Seagate Canada Exchangeable Shares.

     C. In connection with the Exchange, Seagate Software has agreed to provide voting rights in Seagate Software to the holder of the Seagate Canada Exchangeable Shares, such voting rights per Seagate Canada Exchangeable Share to be equivalent to the voting rights per each issued and outstanding share of the Seagate Software Series A Shares (as hereinafter defined), assuming each such Seagate Software Series A Share had been converted by its terms into Common Stock of Seagate Software (the "Seagate Software Common Stock").
                                -----------------------------

     D. The parties hereto desire to make appropriate provision and to establish a procedure whereby voting rights in Seagate Software shall be exercisable from time to time by Seagate Cayman Holdings, as holder of the Seagate Canada Exchangeable Shares, by and through Seagate Cayman Holdings' legal title to one share of Special Voting Preferred Stock of Seagate Software, to which voting rights in Seagate Software attach for the benefit of International Holdings.

     NOW THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

     1.1  Definitions.
          -----------

          "Business Day" means a day other than a Saturday, a Sunday or a
           ------------
statutory holiday in San Francisco, California and Vancouver, British Columbia.

          "Seagate Software Consent" has the meaning ascribed thereto in
           ------------------------
section 3.2.

          "Seagate Software Meeting" has the meaning ascribed thereto in
           ------------------------
section 3.2.

          "Seagate Software Series A Shares" means the Series A Preferred Stock
           --------------------------------
of Seagate Software, as such shares may be constituted from time to time as set forth in the Certificate of Incorporation of Seagate Software and as the same may be affected by any subdivision, consolidation, reclassification or other change or by any reorganization, amalgamation, merger, sale of assets or by any distribution in respect of such Seagate Software Series A Shares, including any automatic or voluntary conversion of such Seagate Software Series A Shares into Seagate Software Common Stock or other capital stock of Seagate Software.

          "Seagate Software Votes" mean a number of votes equal to the number of
           ----------------------
votes in respect of Seagate Software to which Seagate Cayman Holdings would be entitled if (i) the Seagate Canada Exchangeable Shares then held by Seagate Cayman Holdings were exchanged for Seagate Software Series A Shares in accordance with the Special Rights and Provisions attached to the Seagate Canada Exchangeable Shares set forth in the Articles of Seagate Canada, and (ii) if such Seagate Software Series A Shares were, in turn, converted by Seagate Cayman Holdings into shares of Seagate Software Common Stock in accordance with the provisions of the Certificate of Incorporation of Seagate Software, as the same may be amended from time to time.

          "Support Agreement" means that certain support agreement dated as of
           -----------------
even date herewith between Seagate Canada and Seagate Software.

          "Voting Rights" means the voting rights attached to the Voting Share.
           -------------

          "Voting Share" means the one share of Special Voting Preferred Stock
           ------------
of Seagate Software, U.S. $.001 par value, issued by Seagate Software to Seagate Cayman Holdings, which entitles Seagate Cayman Holdings to a number of votes at meetings of stockholders of Seagate Software equal to the number of Seagate Software Votes.

     1.2  Interpretation Not Affected by Headings, etc.  The division of this
          ---------------------------------------------
Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     1.3  Number, Gender, etc.  Words importing the singular number only shall
          --------------------
include the plural and vice versa. Words importing the use of any gender shall include all genders.

     1.4  Date for any Action.  If any date on which any action is required to
          -------------------
be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.


                                   ARTICLE 2

                                  VOTING SHARE

     2.1  Issuance of the Voting Share.  In consideration of Seagate Cayman
          ----------------------------
Holdings' and Seagate Canada's agreement to enter into the Exchange, Seagate Software hereby issues the Voting Share to Seagate Cayman Holdings, in accordance with the provisions of this Agreement.


                                   ARTICLE 3

                            EXERCISE OF VOTING SHARE

     3.1  Voting Share.  Seagate Cayman Holdings shall be entitled to all of the
          ------------
Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the stockholders of Seagate Software at a Seagate Software Meeting or in connection with a Seagate Software Consent.

     3.2  Number of Votes.  With respect to all meetings of stockholders of
          ---------------
Seagate Software at which its stockholders are entitled to vote (a "Seagate Software Meeting") and with respect to all written consents sought by Seagate Software from its stockholders (a "Seagate Software Consent"), Seagate Cayman Holdings shall be entitled to cast and exercise a number of votes equal to the Seagate Software Votes in respect of each matter, question or proposition to be voted on at such Seagate Software Meeting or to be consented to in connection with such Seagate Software Consent. For the purpose of determining the Seagate Software Votes to which Seagate Cayman Holdings is entitled in respect of any such Seagate Software Meeting or Seagate Software Consent, the number of Seagate Canada Exchangeable Shares owned of record by Seagate Cayman Holdings, and the number of shares of Seagate Software Common Stock into which such Seagate Canada Exchangeable Shares are convertible, shall be determined at the close of business on the record date established by Seagate Software or by applicable law for purposes of determining stockholders entitled to vote at such Seagate Software Meeting or to give written consent in connection with such Seagate Software Consent. Each of Seagate Canada and Seagate Cayman Holdings agrees to provide immediate notice to Seagate Software of any change in the number of Seagate Canada Exchangeable Shares held by Seagate Cayman Holdings, and in the event of any dispute between any such notice provided by Seagate Canada and any such notice provided by Seagate Cayman Holdings, the notice provided by Seagate Canada shall control.

     3.3  Copies of Stockholder Information.  Seagate Software will deliver to
          ---------------------------------
Seagate Cayman Holdings copies of all proxy materials, information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of Seagate Software Common Stock at the same time as such materials are first sent to holders of Seagate Software Common Stock.

     3.4  Other Materials.  Immediately after receipt by Seagate Software or any
          ---------------
stockholder of Seagate Software of any material sent or given to the holders of Seagate Software Common Stock by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Seagate Software shall obtain and deliver the same to Seagate Cayman Holdings (unless the same has been provided directly to Seagate Cayman Holdings by such third party).

     3.5  Termination of Voting Rights.  All of the rights of Seagate Cayman
          ----------------------------
Holdings with respect to the Seagate Software Votes exercisable in respect of any Seagate Canada Exchangeable Shares held by Seagate Cayman Holdings shall automatically be deemed to be surrendered by Seagate Cayman Holdings to Seagate Software, and the Seagate Software Votes and the Voting Rights represented thereby shall automatically cease, immediately upon the delivery by Seagate Cayman Holdings to Seagate Canada of the certificates representing such Seagate Canada Exchangeable Shares following the exchange or retraction of such Seagate Canada Exchangeable Shares, or otherwise, in accordance with the Special Rights and Provisions attached to such Seagate Canada Exchangeable Shares set forth in the Articles of Seagate Canada. The parties hereto acknowledge that the Seagate Canada Exchangeable Shares may be exchanged or retracted in whole or in part, and that the number of Seagate Software Votes exercisable in respect of the Seagate Canada Exchangeable Shares shall be reduced accordingly.


                                   ARTICLE 4

                  RESTRICTIONS ON ISSUANCE; CHANGES IN CAPITAL

     4.1  Issue of Additional Shares.  During the term of this Agreement,
          --------------------------
Seagate Software will not create, issue or allot (or make any agreement to date) any shares of Seagate Software Special Voting Preferred Stock in addition to the Voting Share. Nothing herein shall preclude Seagate Software from issuing any other class or series of capital stock.

     4.2  Changes in Capital.  At all times after the occurrence of any event
          ------------------
effected pursuant to section 2.7 or section 2.8 of the Support Agreement, as a result of which either shares of the Seagate Software Series A Shares or the Seagate Canada Exchangeable Shares, or either of them, are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the Seagate Software Series A Shares or the Seagate Canada Exchangeable Shares, as applicable, are so changed and the parties hereto shall execute and deliver any necessary supplemental agreements giving effect to and evidencing such necessary amendments and modifications.


                                   ARTICLE 5

                               TERM; TERMINATION

     5.1  Term.  This Agreement shall be effective upon the issuance of the
          ----
Seagate Canada Exchangeable Shares by Seagate Canada to Seagate Cayman Holdings under the Exchange and shall continue until the earlier to occur of the following events:

          (a) no outstanding Seagate Canada Exchangeable Shares are held by Seagate Cayman Holdings; and

          (b) each of Seagate Canada, Seagate Software and Seagate Cayman Holdings elects in writing to terminate this Agreement.


                                   ARTICLE 6

                                    GENERAL

     6.1  Amendments, Modifications, etc.  This Agreement may not be amended or
          ------------------------------
modified except by an agreement in writing executed by Seagate Canada, Seagate Software and Seagate Cayman Holdings.

     6.2  Severability.  If any provision of this Agreement is held to be
          ------------
invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

     6.3  No Assignment.  The rights and obligations of each party hereunder may
          -------------
not be assigned, and any attempt to assign any of such rights or obligations shall be null and void.

     6.4  Notices to Parties.  All notices and other communications between the
          ------------------
parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

          (a)  if to Seagate Software at:

               Seagate Software, Inc.
               920 Disc Drive
               Scotts Valley, California 95066
               Attn:  President

          (b)  if to Seagate Canada at:

               Seagate Software Information Management Group, Inc. 1095 West Pender Street, Suite 400
               Vancouver, British Columbia, Canada
               Attn:  President

          (c)  if to Seagate Cayman Holdings at:

               Seagate Technology International Holdings
               920 Disc Drive
               Scotts Valley, California 95066
               Attn:  President

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

     6.5  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     6.6  Jurisdiction.  This Agreement shall be construed and enforced in
          ------------
accordance with the laws of the State of Delaware. Each of the parties hereto agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Delaware, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction. In addition, Seagate Canada hereby appoints Seagate Software at its registered office in the State of Delaware as its attorney for service of process.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                 SEAGATE SOFTWARE, INC.


                                 By: /s/ Alan F. Shugart
                                    ----------------------------
                                    Name:  Alan F. Shugart
                                    Title: President


                                 SEAGATE SOFTWARE INFORMATION
                                 MANAGEMENT GROUP, INC.


                                 By: /s/ Greg Kerfoot
                                    ----------------------------
                                    Name:  Greg Kerfoot
                                    Title: President


                                 SEAGATE SOFTWARE INFORMATION
                                 MANAGEMENT GROUP, INC.


                                 By: /s/ Donald L. Waite
                                    ----------------------------
                                    Name:  Donald L. Waite
                                    Title: Vice President,
                                           Secretary and Treasurer


                                 SEAGATE TECHNOLOGY INTERNATIONAL
                                 HOLDINGS


                                 By: /s/ Stephen J. Luczo
                                    ----------------------------
                                    Name:  Stephen J. Luczo
                                    Title: President